UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2006

PLIANT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Utah	333-40067	87-0496065
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1475 Woodfield Road, Suite 700 Schaumburg, IL 60173
(Address of Principal Executive Offices) (Zip Code)

(847) 969-3300
(Registrant’s telephone number, including area code)

N.A.
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01.   OTHER EVENTS

As previously disclosed, on January 3, 2006, Pliant Corporation (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) (the “Chapter 11 Cases”). The Chapter 11 Cases are being jointly administered under the caption “In re: Pliant Corporation, et al., Case No. 06-10001”.

On June 16, 2006, the Company issued a press release announcing that it had reached an agreement with representatives of its key classes of bondholders and shareholders in the Chapter 11 Cases. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 19, 2006, consistent with the terms of the agreement, the Debtors filed with the Bankruptcy Court the Debtors’ Fourth Amended Joint Plan of Reorganization (the “Fourth Amended Plan”) and certain related exhibits. A copy of the Fourth Amended Plan is being filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the exhibits that were filed with the Fourth Amended Plan are being filed as Exhibits 2.2 through 2.4 to this Current Report on Form 8-K and are incorporated by reference herein. A confirmation hearing with respect to the Fourth Amended Plan is currently scheduled for June 23, 2006.

ITEM 9.01.   FINANCIAL STATEMENT AND EXHIBITS

(d)            Exhibits.

Exhibit No.	Description

2.1	Debtors’ Fourth Amended Joint Plan of Reorganization.

2.2	Certificate of Incorporation of New Pliant

2.3	New Pliant Stockholders Agreement

2.4	Restricted Stock Incentive and Deferred Cash Incentive Plans

99.1	Press Release dated June 16, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLIANT CORPORATION

Date: June 19, 2006	By:	/s/ Joseph Kwederis
Joseph Kwederis Senior Vice President and Chief Financial Officer